UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2015 (March 13, 2015)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement

On March 17, 2015, the Maine Water Company, a Maine corporation (“Maine Water”), completed the issuance of $1,864,050 aggregate principal amount of its First Mortgage Bonds, Series Q, 0.01% due March 17, 2035 (the “Bonds”). Maine Water is an operating water utility subsidiary of Connecticut Water Service, Inc., a Connecticut corporation (the “Company”).

The Bonds were issued by Maine Water to the Maine Municipal Bond Bank (the “Bank”) and the proceeds of the issuance were loaned (the “Loan”) by the Bank to Maine Water pursuant to a Loan Agreement by and between Maine Water and the Bank dated as of March 17, 2015 (the “Loan Agreement”). The proceeds of the Loan will be used by Maine Water to fund various water facilities projects, including the replacement of a booster station and to fund modifications to a treatment plant, each located in the Town of Biddeford, Maine.

The obligation of Maine Water under the Loan Agreement to repay the Loan is evidenced by the Bonds, which were issued and delivered under the Thirteenth Supplemental Indenture, dated as of March 13, 2015 by and between Maine Water and the U.S. National Bank, N.A., as Trustee (the “Supplemental Indenture”), to Maine Water’s Indenture, originally dated as of August 1, 1923, as supplemented and modified from time to time (the “Original Indenture,” and together with the Supplemental Indenture, the “Indenture”). The Bonds bear interest at the rate of 0.01%, payable semi-annually on April 1 and October 1 of each year commencing on October 1, 2015. The principal amount of the Loan, if not previously paid, shall be due on March 17, 2035.

Both of the Loan Agreement and the Indenture contain provisions that provide for the acceleration of the indebtedness upon the occurrence of an event of default (as defined in the Loan Agreement).

The foregoing summary of the Bonds, the Loan Agreement and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture and the Loan Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1 and are hereby incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 8.01    Other Events

Maine Water Press Release

On March 13, 2015, the Maine Public Utilities Commission (“MPUC”) issued an order approving a rate change by Maine Water to increase customer rates for its Biddeford and Saco Division.

The MPUC’s order approves an increase of revenues of $1,338,146, or 29.0 percent, on an annual basis with a reduction in the first three years of the increase by $293,747 due to income tax savings as a result of Maine Water’s adoption of repair tax deduction rules, such that the annual increase for the first three years is $1,044,399, or 22.7 percent.

Maine Water distributed a statement dated March 17, 2015 concerning the MPUC’s order to local media outlets. A copy of Maine Water’s statement is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Investor Presentation

From time to time, members of senior management of Connecticut Water Service, Inc. (the “Company”) present information about the Company to investors.

A Copy of the Company’s investor presentation dated March 19, 2015 is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)    Exhibits

4.1	Thirteenth Supplemental Indenture by and between The Maine Water Company and U.S. Bank National Association, as Trustee dated March 17, 2015.*
10.1	Loan Agreement by and between The Maine Water Company and Maine Municipal Bond Bank dated March 17, 2015, is filed herewith.
99.1	Company statement dated March 17, 2015 is filed herewith.
99.2	Company investor presentation, dated March 19, 2015.

*    Pursuant to Item 601(b)(4)(iii) of Regulation S-K, a copy of Maine Water’s Supplemental Indenture is not being filed as an exhibit to this Current Report on Form 8-K. The Company will furnish to the Securities and Exchange Commission upon request copies of the Supplemental Indenture and the Original Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: March 18, 2015	By: David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

4.1	Thirteenth Supplemental Indenture by and between The Maine Water Company and U.S. Bank National Association, as Trustee dated March 17, 2015.
10.1	Loan Agreement by and between The Maine Water Company and Maine Municipal Bond Bank dated March 17, 2015, is filed herewith.
99.1	Company statement dated March 17, 2015 is filed herewith.
99.2	Company investor presentation, dated March 19, 2015.

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